Exhibit 11

Code of Accounting Practice and Financial Reporting

The Westpac Banking Corporation Code of Conduct is the foundation of our ethical and compliance policy and practice and applies to all directors, executives, management and employees without exception.

The Westpac Code of Conduct says it is essential that we comply with the laws and regulations in all countries in which we operate. Under some of those laws, Westpac is required to adopt codes of ethics or standards that focus more closely upon specific business activities, and the individuals within the organisation that perform those activities.

This Code of Accounting Practice and Financial Reporting complements the Westpac Code of Conduct. It is designed to help those officers to whom it applies, to apply the highest ethical standards to the performance of their duties and responsibilities with respect to accounting practice and financial reporting.

Application of this Code

This Code of Accounting Practice and Financial Reporting applies to the following officers of Westpac:

•                  principal executive officer, being the Chief Executive Officer

•                  principal financial officer, being the Chief Financial Officer

•                  General Manager Group Finance

•                  Business Unit Chief Financial Officers

•                  CFO, Finance Business Services

•                  Group Controller

•                  Head of Business Performance

•                  Head of Group Accounting Services

•                  Head of Statutory and Regulatory Reporting

and such other officers of Westpac as are required, from time to time, to certify their acknowledgment of this Code’s application to them. References in this Code to things that “we’ do (or will do) represent undertakings of these officers.

Activities governed by this Code

The purpose of this Code is to impose standards of behaviour that deter wrongdoing and to promote;

1.              Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships

The Westpac Code of Conduct requires that we:

•                  Act with honesty and integrity in all our dealings, and that we refrain from participating in activities that involve a conflict with our duties and responsibilities to Westpac

•                  Observe both the form and spirit of laws and governmental rules and regulations, accounting standards and Westpac policies.

•                  Adhere to a high standard of business ethics.

Under this Code, we acknowledge the critical importance of honest and ethical conduct:

•                  in the preparation, lodgement and publication of our financial statements, other financial information and our annual report; and

•                  in the establishment, maintenance and evaluation of our disclosure controls and procedures, and our other internal controls.

We also acknowledge that a “conflict of interest” occurs when our own private interest interferes or appears to interfere with the interests of Westpac.  It can arise when we take actions or have interests that may make it difficult to perform our duties objectively and effectively.  For example, a conflict of interest would arise if we, or a member of our family receives improper personal benefits as a result of our position with Westpac.  Service to Westpac should never be subordinated to our personal gain and advantage.

Under this Code, we must:

•                  Avoid conflicts of interest wherever possible.

•                  Discuss any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest with the General Counsel.

Some clear conflict of interest situations include the following:

•                  any significant ownership interest in any supplier or customer;

•                  any consulting or employment relationship with any customer, supplier or competitor;

•                  any outside business activity that detracts from our ability to devote appropriate time and attention to our responsibilities with Westpac;

•                  the receipt of non-nominal gifts or excessive entertainment from any company with which Westpac has current or prospective business dealings;

•                  being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any immediate family member; and

•                  selling anything to Westpac or buying anything from Westpac, except on the same terms and conditions as comparable officers or directors are permitted to so purchase or sell.

2.              Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Australian Stock Exchange, the Australian Securities and Investments Commission, the United States Securities Exchange Commission (or other financial regulator) and in other public communications that we make

The Westpac Code of Conduct requires that we give accurate, honest and complete information to and (when appropriate) about our customers and other parties, and that we comply with laws, which govern the use and disclosure of information.

Under this Code, we adopt procedures that allow us to publicly attest to the truth, fairness, and completeness of our financial statements, other financial information and our annual report; and to file or submit those documents in a timely manner. We also apply stringent approval procedures to other public communications that relate to activities the subject of this Code, to ensure that they meet the same standards.

In particular, under this Code we are required to be familiar with and comply with Westpac’s disclosure controls and procedures applicable to us so that Westpac’s financial statements, other financial information and our annual report comply in all material respects with the applicable laws. In addition, each of us that have direct or supervisory authority regarding these document’s or Westpac’s other public communications concerning its general business, results, financial condition and prospects should, to the extent appropriate within our area of responsibility, consult with other officers and employees of Westpac and take other appropriate steps regarding these disclosures.  Our goal is to make full, fair, accurate, timely and understandable disclosure.

We must:

•                  Familiarise ourselves with the disclosure requirements applicable to Westpac, as well as Westpac’s business and financial operations.

•                  Not knowingly misrepresent, or cause others to misrepresent, facts about Westpac to others, whether within or outside Westpac, including to Westpac’s independent auditors, governmental regulators and stock exchanges.

•                  Properly review and critically analyse proposed disclosure for accuracy and completeness or, where appropriate, delegate this task to others.

2.              Compliance with applicable governmental laws, rules and regulations

The Westpac Code of Conduct requires that we comply with the laws and regulations in all countries in which we operate.

Under this Code, we ensure compliance with the Corporations Act 2001, the Corporations Regulations 2001, applicable Accounting Standards, the U.S. securities laws, including Sarbanes-Oxley Act 2002, and other laws and mandatory professional reporting requirements applicable to Westpac from time to time.  It is our responsibility to adhere to the standards and restrictions imposed by those laws, rules and regulations, including those relating to accounting and auditing matters.

3.              The prompt internal reporting of violations of the code to an appropriate person or persons identified in the Code, and

The Westpac Code of Conduct requires that we notify our manager or supervisor of any breach of the law by a colleague in the course of their employment, and that each of us has a responsibility to report breaches of that Code.

Under this Code, we will report any such breaches of the law or this Code to Westpac’s Chief Financial Officer or his delegate for that purpose.  Failure to do so is itself a violation of this Code.  Furthermore, we must: not retaliate against any employee or other officer of Westpac for reports of potential violations that are made in good faith.

As well as raising breaches of this Code to the Chief Financial Officer concerns can be raised anonymously by phone or online to Westpac’s Chief Compliance Officer. This concern reporting system protects individuals who in good faith report any apparent or actual breach of the Code.

4.              Accountability for adherence to this Code

The Westpac Code of Conduct requires that each of us be responsible for our own behaviour, and that we be accountable for the behavioural choices we make.

Under this Code, we will certify, either as part of Westpac’s “Finance Assurance Certificate” process or independently, that we are aware of and adhere to the provisions of this Code.

The Board Audit Committee (BAC) is responsible for applying this Code to specific situations in which questions are presented to it and has the authority to interpret this Code in any particular situation.

The BAC can take any actions it considers appropriate to investigate any violations reported to it.  If a violation has occurred, Westpac will take such disciplinary or preventive action as it deems appropriate, after consultation with the BAC.

Westpac will follow the following procedures in investigating and enforcing this Code, and in reporting on the Code:

•                  Violations and potential violations will be reported by the Chief Financial Officer to the BAC after appropriate investigation.

•                  The BAC will take all appropriate action to investigate any violations reported to it after appropriate investigation.

•                  If the BAC determines that a violation has occurred, it will inform Westpac’s Board of Directors.

•                  Upon being notified that a violation has occurred, Westpac’s Board of Directors will take such disciplinary or preventive action as it deems appropriate, up to and including dismissal or, in the event of criminal or other serious violations of law, notification of appropriate law enforcement or other governmental authorities.

•                  Any changes to or waivers of this Code will, to the extent required, be promptly disclosed as provided by applicable law, rules or other requirements applicable to Westpac.